                                                                    Exhibit 99.1






                                         Financial Statements and
                                          Supplemental Schedules

                                           Robbins & Myers, Inc.
                                           Employee Savings Plan

                                      December 31, 1998 and 1997 and
                                    for the year ended December 31, 1998
                                    with Report of Independent Auditors

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                            Financial Statements and
                             Supplemental Schedules


                         December 31, 1998 and 1997 and
                      for the year ended December 31, 1998




                                TABLE OF CONTENTS

Report of Independent Auditors.................................................1

Audited Financial Statements

Statements of Assets Available for Benefits ...................................2
Statement of Changes in Assets Available for Benefits .........................3
Notes to Financial Statements..................................................5

Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes.....................9
Line 27d - Schedule of Reportable Transactions................................10

                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Employee Savings Plan

We have audited the accompanying statements of assets available for benefits of the Robbins & Myers, Inc. Employee Savings Plan as of December 31, 1998 and 1997 and related statement of changes in assets available for benefits for the year ended December 31, 1998, as listed in the table of contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for benefits of the Plan at December 31, 1998 and 1997, and the changes in its assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purpose as of December 31, 1998 and reportable transactions for the year then ended, are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The Fund Information in the statement of changes in assets available for benefits is presented for purposes of additional analysis rather than to present the changes in assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.



June 3, 1999                                               /s/ ERNST & YOUNG LLP



                              Robbins & Myers, Inc.
                              Employee Savings Plan

                   Statements of Assets Available for Benefits


                                                            DECEMBER 31
                                                          1998           1997
                                                      --------------------------
ASSETS
Investments at fair value:
    Money market fund                                 $         -    $ 1,832,003
    Common stock:
      Robbins & Myers, Inc. Common Stock                6,555,446     12,729,103
    Shares of registered investment companies:
      Vanguard Wellington Fund                          5,306,655      4,632,182
      Vanguard Windsor Fund                             7,717,321      9,444,758
      VMMR Prime Portfolio                                558,433        578,929
      Vanguard Index Small Capitalization Portfolio     1,273,352      1,469,757
      Vanguard Windsor II Fund                          2,132,036      2,290,683
      Vanguard Index 500 Portfolio                      4,643,739      1,692,100
      Vanguard U.S. Growth Fund                         3,952,102      2,279,650
      Vanguard International Growth Portfolio             724,975        435,105
      Vanguard VBIF Total Bond Market Fund              1,031,123        383,537
    Common/collective Trust Fund:
      Vanguard Retirement Savings Trust                 6,792,328      5,260,914
Investments at estimated fair value:
    Participant loans                                   1,183,487      1,187,272
                                                      --------------------------
Total investments                                      41,870,997     44,215,993

Contributions receivable:
    Employer                                               50,213        407,919
    Employee                                              176,637        216,153
                                                      --------------------------
Total receivables                                         226,850        624,072
                                                      --------------------------
Assets available for benefits                         $42,097,847    $44,840,065
                                                      ==========================

See accompanying notes.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

             Statements of Changes in Assets Available for Benefits

                          Year ended December 31, 1998

                                                                        FUND INFORMATION
                                                  ----------------------------------------------------------------
                                                                   ROBBINS &
                                                   CASH AND       MYERS, INC.     VANGUARD   VANGUARD     VMMR
                                                     CASH            COMMON      WELLINGTON   WINDSOR     PRIME
                                                  EQUIVALENTS        STOCK          FUND       FUND     PORTFOLIO
                                                  ----------------------------------------------------------------
ADDITIONS
Employee contributions ........................   $         --    $1,344,787    $  421,805  $  589,383  $ (23,847)
Employer contributions ........................             --       728,471            --          --         --
Dividend income--
    Robbins & Myers, Inc. Common Stock ........             --        73,700            --          --         --
Dividend and interest income ..................             --            --       595,187     690,461     29,610
                                                  ----------------------------------------------------------------
Total additions ...............................             --     2,146,958     1,016,992   1,279,844      5,763

DEDUCTIONS
Benefit payments and withdrawals ..............             --     1,868,422       555,271     993,958     39,578
                                                  ----------------------------------------------------------------
Total deductions ..............................             --     1,868,422       555,271     993,958     39,578

Net appreciation (depreciation) in fair value
    of investments prior to interfund transfers             --    (5,167,187)      (11,941)   (584,602)        --
Interfund transfers ...........................     (1,832,003)   (1,656,388)      220,598  (1,454,251)   (10,543)
                                                  ----------------------------------------------------------------
Net (deductions) additions ....................     (1,832,003)   (6,545,039)      670,378  (1,752,967)   (44,358)

Assets available for benefits
    at beginning of year ......................      1,832,003    13,168,537     4,666,243   9,508,710    602,791
                                                  ----------------------------------------------------------------
Assets available for benefits
    at end of year ............................   $         --    $6,623,498    $5,336,621  $7,755,743   $558,433
                                                  ================================================================


                                                             FUND INFORMATION
                                                 ---------------------------------------
                                                   VANGUARD
                                                  INDEX SMALL      VANGUARD    VANGUARD
                                                 CAPITALIZATION   WINDSOR II   INDEX 500
                                                   PORTFOLIO         FUND      PORTFOLIO
                                                 ---------------------------------------
ADDITIONS
Employee contributions ........................   $  167,328    $       --    $  537,140
Employer contributions ........................           --            --            --
Dividend income--
    Robbins & Myers, Inc. Common Stock ........           --            --            --
Dividend and interest income ..................      113,929       215,271        66,264
                                                 ---------------------------------------
Total additions ...............................      281,257       215,271       603,404

DEDUCTIONS
Benefit payments and withdrawals ..............      284,607       135,607       439,817
                                                 ---------------------------------------
Total deductions ..............................      284,607       135,607       439,817

Net appreciation (depreciation) in fair value
    of investments prior to interfund transfers     (131,061)      126,423       736,894
Interfund transfers ...........................      (53,044)     (364,734)    2,069,164
                                                 ---------------------------------------
Net (deductions) additions ....................     (187,455)     (158,647)    2,969,645

Assets available for benefits
    at beginning of year ......................    1,470,827     2,290,683     1,704,282
                                                 ---------------------------------------
Assets available for benefits
    at end of year ............................   $1,283,372    $2,132,036    $4,673,927
                                                 =======================================

See accompanying notes.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

       Statements of Changes in Assets Available for Benefits (continued)

                          Year ended December 31, 1998

                                                                           FUND INFORMATION
                                                -------------------------------------------------------------------
                                                  VANGUARD                     VANGUARD     VANGUARD
                                                 RETIREMENT      VANGUARD    INTERNATIONAL    VBIF
                                                  SAVINGS      U.S. GROWTH      GROWTH     TOTAL BOND   PARTICIPANT
                                                   TRUST           FUND        PORTFOLIO     MARKET        LOANS         TOTAL
                                                --------------------------------------------------------------------------------
ADDITIONS
Employee contributions                            $ 211,262     $ 312,814   $ 140,289      $ 75,551      $ 73,886    $ 3,850,398
Employer contributions                                    -             -           -             -             -        728,471
Dividend income--
    Robbins & Myers, Inc. Common Stock                    -             -           -             -             -         73,700
Dividend and interest income                        361,884       239,883      14,854        44,648        99,721      2,471,712
                                                --------------------------------------------------------------------------------
Total additions                                     573,146       552,697     155,143       120,199       173,607      7,124,281

DEDUCTIONS
Benefit payments and withdrawals                    636,651       372,882     139,380       305,579       (84,902)     5,686,850
                                                --------------------------------------------------------------------------------
Total deductions                                    636,651       372,882     139,380       305,579       (84,902)     5,686,850

Net appreciation (depreciation) in fair value
    of investments prior to interfund transfers                   774,218      68,623         8,984             -     (4,179,649)
Interfund transfers                               1,595,419       721,160     203,026       823,889      (262,293)             -
                                                --------------------------------------------------------------------------------
Net (deductions) additions                        1,531,914     1,675,193     287,412       647,493        (3,784)    (2,742,218)

Assets available for benefits
    at beginning of year                          5,276,332     2,299,554     443,780       389,052     1,187,271     44,840,065
                                                --------------------------------------------------------------------------------
Assets available for benefits
    at end of year                              $ 6,808,246   $ 3,974,747   $ 731,192   $ 1,036,545   $ 1,183,487   $ 42,097,847
                                                ================================================================================

See accompanying notes.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                          Notes to Financial Statements

                                December 31, 1998


1. DESCRIPTION OF PLAN

The Robbins & Myers, Inc. Employee Savings Plan (the Plan) is a defined contribution plan which covers salaried employees of Robbins & Myers, Inc. (the Plan Sponsor and Company) and its U.S. subsidiaries. Each year, participants can make contributions of between 1 percent and 12 percent of pretax annual compensation, as defined by the Plan. The Company contributes a minimum of 40 percent of an employee's annual contribution and may elect to make up to an additional 20 percent contribution at year-end. Only the first 6 percent of an employee's annual compensation is eligible for the employer's match.

Participants are immediately vested in their contributions and any earnings on these contributions. Matching contributions made by the Company become vested as follows:

                                        VESTING PERCENTAGE
  YEARS OF VESTING SERVICE
----------------------------------------------------------

Less than 1 year                                 0%
1 year but less than 2 years                    20%
2 years but less than 3 years                   40%
3 years but less than 4 years                   60%
4 years but less than 5 years                   80%
5 years or more                                100%

Brokerage fees and other direct costs of investment are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their balances.

The foregoing description of the Plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are available from the Corporate Benefits Committee.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)


2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting.

VALUATION OF INVESTMENTS

The Plan's investments are stated at fair value. The shares of registered investment companies and money market fund are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. The units of the Vanguard Retirement Savings Trust are based on quoted redemption values on the last business day of the Plan year. Participant loans are valued at their outstanding balances, which approximates fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

3. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated November 4, 1996, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the "Code") and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Corporate Benefits Committee believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)


4. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of assets available for benefits is as follows:

                                                          DECEMBER 31
                                                       1998             1997
                                              ----------------------------------

Robbins & Myers, Inc. Common Stock                 $ 6,555,446      $ 12,729,103
Vanguard Wellington Fund                             5,306,655         4,632,182
Vanguard Windsor Fund                                7,717,321         9,444,758
Vanguard Windsor II Fund                             2,132,036         2,290,683
Vanguard U.S. Growth Fund                            3,952,102         2,279,650
Vanguard Retirement Savings Trust                    6,792,328         5,260,914
Vanguard 500 Index Fund                              4,643,739                 -

Net (depreciation) appreciation in the fair value of investments in common stock and registered investment companies was ($5,167,187) and $987,538, respectively for the year ended December 31, 1998.

5. TRANSACTIONS WITH PARTIES-IN-INTEREST

As of December 31, 1998, the Plan held 296,291 shares of Robbins & Myers, Inc. common stock in a company stock fund. During 1998, shares were purchased at a total cost of $6,302,890 and shares were sold at a selling price of $7,311,743.

6. YEAR 2000 ISSUE (UNAUDITED)

The Plan Sponsor has determined that it will be necessary to take certain steps in order to ensure that the Plan's information systems are prepared to handle year 2000 dates. The Plan Sponsor is taking a two-phase approach. The first phase addresses internal systems that must be modified or replaced to function properly. Both internal and external resources are being utilized to replace or modify existing software applications, and test the software and equipment for the year 2000 modifications. The Plan Sponsor anticipates substantially completing this phase of the project by July 1999. Costs associated with modifying software and equipment are not estimated to be significant and will be paid by the Plan Sponsor.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)


6. YEAR 2000 ISSUE (UNAUDITED) (CONTINUED)

For the second phase of the project, Plan management established formal communication with its third-party service providers to determine that they have developed plans to address their year 2000 problems as they relate to the Plan's operations. All third-party service providers have indicated that they will be year 2000 compliant by early 1999. If modification of data processing systems of either the Plan, the Plan Sponsor, or its service providers are not completed timely, the year 2000 problem could have a material impact on the operations of the Plan. Plan management has not developed a contingency plan, because they are confident that all systems will be year 2000 ready.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

           Line 27a - Schedule of Assets Held for Investment Purposes
                                 EIN 31-0424220
                                  Plan No. 011

                                December 31, 1998

            IDENTITY OF ISSUE, BORROWER,                                   DESCRIPTION OF                           CURRENT
             LESSOR, OR SIMILAR PARTY                                        INVESTMENT            COST              VALUE
----------------------------------------------------------------------------------------------------------------------------
Common Stock:
    Robbins & Myers, Inc. Common Stock Fund *                              296,291    Shares   $ 7,027,771       $ 6,555,446
Shares off registered investment companies:
    Vanguard Wellington Fund *                                             180,806    Units      4,603,503         5,306,655
    Vanguard Windsor Fund *                                                495,653    Units      7,822,537         7,717,321
    VMMR Prime Portfolio *                                                 558,433    Units        558,433           558,433
    Vanguard Index 500 Fund *                                               40,752    Units      3,779,365         4,643,739
    Vanguard Index Small Capitalization
      Portfolio *                                                           60,064    Units      1,169,001         1,273,352
    Vanguard Windsor II Fund *                                              71,425    Units      1,442,509         2,132,036
    Vanguard U.S. Growth Fund *                                            105,417    Units      2,873,948         3,952,102
    Vanguard VBIF Total Bond Market Fund *                                 100,401    Units      1,019,916         1,031,123
    Vanguard International Growth Portfolio *                               38,624    Units        677,386           724,975
Common/collective trust fund:
    Vanguard Retirement Savings Trust *                                  6,792,328    Units      6,792,328         6,792,328
Participant Loans                                                          Rates from 7-10%              -         1,183,487
                                                                                            ---------------------------------
                                                                                              $ 37,766,697      $ 41,870,997
                                                                                            =================================

*  Indicates party-in-interest to the Plan.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                 Line 27d - Schedule of Reportable Transactions
                                 EIN 31-0424220
                                  Plan No. 011

                          Year ended December 31, 1998


                                                   DESCRIPTION
              IDENTITY OF                               OF                        PURCHASE       SELLING
            PARTY INVOLVED                            ASSET                         PRICE         PRICE
-----------------------------------------------------------------------------------------------------------
Category (iii)--A Series of Transactions in Excess of 5 Percent of Plan Assets

Robbins & Myers, Inc. Common Stock      Common Stock                             $ 6,302,890   $       -

Robbins & Myers, Inc. Common Stock      Common Stock                                       -   7,311,743

Vanguard VBIF Total Bond Market Fund    Shares of registered investment company    2,338,418           -

Vanguard VBIF Total Bond Market Fund    Shares of registered investment company            -   1,699,817

Vanguard U.S. Growth Fund               Shares of registered investment company    2,701,510           -

Vanguard U.S. Growth Fund               Shares of registered investment company            -   1,802,495

Vanguard Wellington Fund                Shares of registered investment company    1,990,903           -

Vanguard Wellington Fund                Shares of registered investment company            -   1,304,489

Vanguard Windsor Fund                   Shares of registered investment company    2,186,435           -

Vanguard Windsor Fund                   Shares of registered investment company            -   3,326,861

Vanguard Index 500 Portfolio            Shares of registered investment company    4,113,846           -

Vanguard Index 500 Portfolio            Shares of registered investment company            -   1,896,139

Vanguard Retirement Savings Trust       Common/collective trust fund               3,411,265           -

Vanguard Retirement Savings Trust       Common/collective trust fund                       -   1,879,851


                                                   DESCRIPTION                                  CURRENT VALUE       NET
              IDENTITY OF                               OF                           COST OF     OF ASSET ON        GAIN
            PARTY INVOLVED                            ASSET                           ASSET    TRANSACTION DATE    (LOSS)
------------------------------------------------------------------------------------------------------------------------
Category (iii)--A Series of Transactions in Excess of 5 Percent of Plan Assets

Robbins & Myers, Inc. Common Stock      Common Stock                              $ 6,302,890   $ 6,302,890   $        -

Robbins & Myers, Inc. Common Stock      Common Stock                                5,853,121     7,311,743    1,458,622

Vanguard VBIF Total Bond Market Fund    Shares of registered investment company     2,338,418     2,338,418            -

Vanguard VBIF Total Bond Market Fund    Shares of registered investment company     1,695,942     1,699,817        3,875

Vanguard U.S. Growth Fund               Shares of registered investment company     2,701,510     2,701,510            -

Vanguard U.S. Growth Fund               Shares of registered investment company     1,612,534     1,802,495      189,960

Vanguard Wellington Fund                Shares of registered investment company     1,990,903     1,990,903            -

Vanguard Wellington Fund                Shares of registered investment company     1,101,978     1,304,489      202,511

Vanguard Windsor Fund                   Shares of registered investment company     2,186,435     2,186,435            -

Vanguard Windsor Fund                   Shares of registered investment company     3,118,845     3,326,861      208,016

Vanguard Index 500 Portfolio            Shares of registered investment company     4,113,846     4,113,846            -

Vanguard Index 500 Portfolio            Shares of registered investment company     1,754,176     1,896,139      141,963

Vanguard Retirement Savings Trust       Common/collective trust fund                3,411,265     3,411,265            -

Vanguard Retirement Savings Trust       Common/collective trust fund                1,879,851     1,879,851            -


Notes:
    There were no category (i), (ii), or (iv) reportable transactions during the year ended December 31, 1998.

    Rental expense and expense incurred with transactions are not applicable.


10